CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 27, 2011, relating to the financial statements and financial highlights that appears in the July 31, 2011 Annual Report to Shareholders of Invesco Commodities Strategy Fund, our report dated July 18, 2011, relating to the financial statements and financial highlights that appears in the May 31, 2011 Annual Report to Shareholders of Invesco Global Advantage Fund, and our report dated December 22, 2010, relating to the financial statements and financial highlights that appears in the October 31, 2010 Annual Report to Shareholders of Invesco Pacific Growth Fund, three of the funds constituting the AIM Investment Funds (Invesco Investment Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” and “Other Service Providers” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 16, 2011